UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
January 9, 2013

ESP RESOURCES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-52506	98-0440762
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9595 Six Pines Drive, Suite 6305, The Woodlands, Texas 77380
(Address of principal executive offices) (Zip Code)

(337) 706-7056
Registrant's telephone number, including area code

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.                      DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective January 21, 2013, David Dugas will resign from his position as Chief Financial Officer (“CFO”) of ESP Resources, Inc. (“ESP” or the “Company”). Mr. Dugas is the Chief Executive Officer and President and was serving as the CFO of the Company until the Company could appoint a suitable Chief Financial Officer.

On January 4, 2013, the Board of Directors appointed Robert (“Bob”) Geiges, 66, as CFO of ESP pursuant to NRS §78.130. Mr. Geiges signed an employment agreement with the Company on January 4, 2013 that will begin on January 21, 2013 and will last for One (1) year with an option to renew. During the first year of his contract, ESP will pay Mr. Geiges an annual salary of One Hundred Five Thousand Dollars ($105,000.00) and will issue Five Hundred Thousand (500,000) shares of restricted common stock at the commencement of the employment agreement. ESP will issue Mr. Geiges an additional Five Hundred Thousand (500,000) shares of restricted common stock for each year the employment agreement is renewed for up to Three (3) additional One (1) year terms. If ESP does not renew his employment agreement, Mr. Geiges will receive Five Hundred Thousand (500,000) shares of restricted common stock upon the fulfillment of the employment term.

Mr. Geiges has over Thirty-Five (35) years of broad management experience. He has worked extensively in fast paced growth environments, managing risk and profitability goals. His primary focus has been on finance and administration management. His expertise extends from process and operational enhancements to business operations, finance and economic analysis and organizational development which are key for business growth and survival. Mr. Geiges has both domestic and international operations experience including the establishment and management of facilities in Asia and Europe.

In 2010, Mr. Geiges was recruited by Eventus Consulting LP (“Eventus”) to serve as a consultant for the company. Eventus provides capitalization planning, consultation, finance department, organization, implementation and maintenance services to small and medium sized companies, both public and private, that enable clients to grow and to achieve their financial objectives. Before Eventus, Mr. Geiges was the corporate controller at New Leaf Brands, Inc. (formerly Baywood International, Inc.), a publicly traded company (OTC Pink: NLEF).

Mr. Geiges is a Certified Public Accountant licensed in Arizona and Pennsylvania and is currently an adjunct facility member at Dunlop-Stone University and Ottawa University. He was a member of the adjunct facility of Cleveland State University lecturing on Accounting and Analysis of Financial Statements. He is a member of the American Institute of Certified Public Accountants and the Arizona Society of Certified Public Accountants.

Mr. Geiges received a Master of Business Administration from Cleveland State University and has a Bachelor of Science degree from LaSalle University, with a major in Accounting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESP RESOURCES, INC.

Date: January 9, 2013	By:	/s/ David Dugas
Name: David Dugas
Title: Chief Executive Officer

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